Exhibit 99.1

Antero Midstream Agrees to Acquire Bolt-On Marcellus Gathering and Compression System

Denver, Colorado, September 12, 2022—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream” or the “Company”) today announced that it has entered into a definitive agreement to acquire Marcellus Shale gas gathering and compression assets from Crestwood Equity Partners LP (NYSE: CEQP) for $205 million in cash, subject to customary adjustments. The transaction is expected to close in the fourth quarter of 2022 and is subject to customary regulatory approvals.

Paul Rady, Chairman and CEO said, “Today’s bolt-on acquisition provides significant synergies that drive attractive economics and immediate Free Cash Flow accretion to Antero Midstream. The acquisition is consistent with Antero Midstream’s strategy of investing in infrastructure in the Marcellus, the lowest cost shale play, for high visibility customers, particularly Antero Resources. Importantly, the assets include underutilized gathering and compression capacity for capital efficient development from both Antero Resources and other third parties.”

Mr. Rady further added, “I would like to personally thank Bob Phillips and Crestwood for their investment in the midstream infrastructure in the Marcellus during Antero’s infancy. Their high quality assets, safety and environmental record, and loyalty over the last 10 years demonstrate Crestwood’s dedication to providing quality midstream services.”

Transaction Highlights and Rationale:

•	Estimated to be more than 10% accretive to Free Cash Flow after Dividends through 2026

•	Adds approximately 425 undeveloped drilling locations and 120,000 gross dedicated acres from Antero Resources primarily in Harrison County, West Virginia

•	Increases Antero Midstream’s compression capacity by 20% and gathering pipeline mileage by 15%

•	Transaction multiple of approximately 6x next twelve months estimated Adjusted EBITDA, excluding synergies

•	Identified over $50 million of discounted future capital avoidance, integration and operational synergies, resulting in an adjusted transaction multiple of 4.5x next twelve months estimated Adjusted EBITDA

Under the terms of agreement, Antero Midstream will acquire the gas gathering and compression system and associated agreements for $205 million in cash. The transaction will be financed with borrowings under Antero Midstream’s revolving credit facility. The assets to be acquired include 72 miles of dry gas gathering pipelines and nine compressor stations with approximately 700 MMcf/d of compression capacity. Current throughput on the system is approximately 200 MMcf/d, resulting in significant available capacity for growth without significant capital investment. Throughput will be gathered and compressed under the existing agreement, which is substantially similar to Antero Midstream’s gathering and compression agreement with Antero Resources, but not considered in the low pressure gathering rebate volumes with Antero Resources.

Brendan Krueger, CFO of Antero Midstream, said, “We expect greater than 10% accretion to Free Cash Flow after dividends through 2026. This results in our ability to fund the transaction on a leverage neutral basis and continue to target 3.0x or lower leverage in 2024 and beyond.”

Non-GAAP Financial Measures and Definitions

Antero Midstream uses certain non-GAAP financial measures. Antero Midstream defines Adjusted EBITDA as Net Income plus interest expense, income tax expense, amortization of customer relationships, depreciation expense, impairment expense, loss (gain) on asset sale, loss on settlement of asset retirement obligation, accretion of asset retirement obligations, and equity-based compensation expense, and loss on early extinguishment of debt, excluding equity in earnings of unconsolidated affiliates, plus distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•	the financial performance of Antero Midstream’s assets, without regard to financing methods, capital structure or historical cost basis;

•	its operating performance and return on capital as compared to other publicly traded companies in the midstream energy sector, without regard to financing or capital structure; and

•	the viability of acquisitions and other capital expenditure projects.

Antero Midstream defines Free Cash Flow before dividends as Adjusted EBITDA less interest expense and accrual-based capital expenditures. Free Cash Flow after dividends is defined as Free Cash Flow before dividends less accrual-based dividends declared for the quarter. Antero Midstream uses Free Cash Flow before and after dividends as a performance metric to compare the cash generating performance of Antero Midstream from period to period.

Adjusted EBITDA and Free Cash Flow before and after dividends are non-GAAP financial measures. The GAAP measure most directly comparable to these measures is Net Income. Such non-GAAP financial measures should not be considered as alternatives to the GAAP measures of Net Income and cash flows provided by (used in) operating activities. The presentations of such measures are not made in accordance with GAAP and have important limitations as analytical tools because they include some, but not all, items that affect Net Income and cash flows provided by (used in) operating activities. You should not consider any or all such measures in isolation or as a substitute for analyses of results as reported under GAAP. Antero Midstream’s definitions of such measures may not be comparable to similarly titled measures of other companies.

Antero Midstream defines leverage as Net Debt divided by Adjusted EBITDA for the last twelve months. The GAAP measure most directly comparable to Net Debt is total debt, excluding unamortized debt premiums and debt issuance costs. Antero Midstream defines Net Debt as consolidated total debt, excluding unamortized debt premiums and debt issuance costs, less cash and cash equivalents.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in the Appalachian Basin, as well as integrated water assets that primarily service Antero Resources Corporation’s properties.

This release includes "forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream expects, believes or anticipates will or may occur in the future, such as statements regarding Antero Midstream’s ability to consummate the Marcellus Shale asset acquisition on a timely basis or at all, achieve the anticipated financial and operating results or realize the anticipated capital savings, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this release. Although Antero Midstream believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Midstream expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to our business, most of which are difficult to predict and many of which are beyond Antero Midstream’s control. These risks include, but are not limited to, the risk that the conditions to the acquisition, including obtaining certain regulatory approvals, are not satisfied on a timely basis or at all and the risk that Antero Midstream may not be able to successfully integrate the acquired assets, achieve the anticipated capital avoidance or realize the expected synergies relating to the acquisition, as well as risks relating to commodity price volatility, inflation, environmental risks, Antero Resources’ drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting Antero Resources’ future rates of production, cash flows and access to capital, the timing of development expenditures, impacts of geopolitical events and world health events, including the COVID-19 pandemic, cybersecurity risk, our ability to achieve our greenhouse gas reduction targets and the costs associated therewith, the state of markets for and availability of verified quality carbon offsets and the other risks described under the heading "Item 1A. Risk Factors" in Antero Midstream's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

For more information, contact Brendan Krueger – CFO of Antero Midstream, at (303) 357-7172 or bkrueger@anteroresources.com.